UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2014

BENEFITFOCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36061	46-2346314
(Commission File Number)	(IRS Employer Identification No.)

100 Benefitfocus Way, Charleston, South Carolina 29492

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (843) 849-7476

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 7, 2014, Benefitfocus, Inc. (the “Company”) issued a press release announcing its operating results for the quarter ended June 30, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e)

In the press release filed as Exhibit 99.1 hereto, the Company made its first public announcement that Raymond August will join the Company on August 11, 2014 as its Chief Operating Officer. Mr. August’s employment will be governed by employment and other related agreements between him and the Company in the standard forms used with all employees.

Mr. August’s annual base salary will initially be $460,000 and he will be eligible to participate in the Company’s Management Incentive Bonus Program, with a target bonus of 100% of his base salary, to the extent that the Company achieves certain annual targets. He will be granted 175,000 shares of restricted stock units (“RSUs”) under the Company’s 2012 Stock Plan, as amended, subject to Board approval on the next quarterly grant date. The RSUs will vest over a five-year period with one-fifth (1/5) of the RSUs granted vesting on the first anniversary of the vesting commencement date, and the balance of the option granted vesting ratably on a monthly basis over the following 48 months.

Mr. August most recently served as the General Manager of the Computer Sciences Corp. (“CSC”) Financial Services Group since October 2012. Prior to that, from March 2008 until September 2012, he served as CSC’s President of the Financial Services Group until a new Chief Executive Officer of CSC was appointed. Since July 2013 he has served as a member of the Executive Advisory council for Arthur Ventures Private Equity Fund. He holds a B.S. in Accounting and Management Science from the University of South Carolina and is a Certified Public Accountant.

Mr. August is 52 years old and has no familial relationships with any executive officer or director of the Company. Other than his employment by the Company, there have been no transactions in which the Company has participated and in which he had a direct or indirect material interest involving in excess of $120,000 since January 1, 2013, the beginning of the Company’s last completed fiscal year.

Effective August 11, 2014, Andrew L. Howell, the Company’s current Chief Operating Officer, will assume the position of Chief Commercial Officer. He has not executed employment and other related agreements regarding this new position.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated August 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFITFOCUS, INC.

Date: August 7, 2014	/s/ Milton A. Alpern
Milton A. Alpern, Chief Financial Officer